                                                                   EXHIBIT 10.29

                           NISHIKAWA STANDARD COMPANY

                              PARTNERSHIP AGREEMENT

         THIS PARTNERSHIP AGREEMENT (this "Agreement") is made and entered into effective as of the 23rd day of March, 1989, by and between NISHIKAWA OF AMERICA
INC. ("Nishikawa"), a Delaware corporation and a subsidiary of Nishikawa Rubber
Co., Ltd., a Japanese corporation, and NISCO HOLDING COMPANY ("Standard"), a
Delaware corporation and a subsidiary of The Standard Products Co., an Ohio corporation. Nishikawa and Standard are sometimes herein referred to jointly as the "Partners" and individually as a "Partner".

                                   WITNESSETH:

         WHEREAS, the Partners desire to enter into this Agreement for the purpose of forming a general partnership under the laws of the State of Delaware on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                  ORGANIZATION

         Section 1.1 Formation. The Partners hereby enter into this Agreement for the purpose of forming a general partnership and conducting business on the terms and conditions hereinafter set forth and agree to conduct such business under the name and style of NISHIKAWA STANDARD COMPANY (the "Partnership").

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         Section 1.2 Certificate of General Partnership. The Partners shall forthwith execute a Certificate of General Partnership and shall cause the same to be recorded as required in accordance with the laws of the State of Delaware.

                                   ARTICLE II

                          CHARACTER, PLACE OF BUSINESS
                             AND TERM OF PARTNERSHIP

         Section 2.1 Character of Business. The Partnership has been organized exclusively to acquire or construct one or more plants, to acquire necessary equipment and machinery and to produce and sell sponge and multi-durometer extruded and molded rubber products, plus such other products as the Partners may agree to manufacture, to North American motor vehicle manufacturers.

         To consummate the Partnership's business and to carry out the obligations of the Partnership in connection therewith or incidental thereto, the Partnership shall have the authority, subject to the provisions of this
Agreement, including without limitation Article V hereof, to borrow money and to make and issue notes, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; to make, enter into, perform and carry out any arrangements, contracts and agreements of every kind for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, firm, trustee, syndicate, individual and any political or governmental division or subdivision, domestic or foreign.

         Section 2.2 Place of Business. The principal office of the Partnership shall be located at Topeka, Indiana. The Partnership may also maintain such other offices at such other places as the Partners may from time to time determine.

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         Section 2.3 Term. The Partnership as herein constituted shall commence as of the date first above written and shall continue until dissolved or terminated pursuant to law or the provisions of this Agreement.

                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

         Section 3.1 Initial Capital Contributions

         (a) Nishikawa hereby contributes to the capital of the Partnership cash in the amount of Fifteen Million Dollars ($15,000,000).

         (b) Standard hereby contributes to the capital of the Partnership cash in the amount of Ten Million Dollars ($10,000,000).

         Section 3.2 Additional Capital. In the event that additional capital in excess of the initial capital contributions of the Partners to the Partnership is required by the Partnership, any such additional capital contributions shall be made 60% by Nishikawa and 40% by Standard. The Partnership shall request such additional capital contributions only upon the mutual agreement of the Partners.
Such additional capital shall be contributed within 30 days after written notice to the Partners from the Partnership.

         Section 3.3 Interest. No interest shall be paid by the Partnership on the capital contributions of the Partners.

                                   ARTICLE IV

                         PROFITS, LOSSES AND ACCOUNTING

         Section 4.1 Allocation of Profits and Losses. The net profits, losses and credits from the operation of the business of the Partnership, including gain or loss from the sale,

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exchange or other disposition of all or any portion of the assets of the
Partnership, shall be divided between or borne by the Partners as follows:

                                    Nishikawa        60%
                                    ---------

                                    Standard         40%
                                    --------

         Section 4.2 Accounting. The Partnership books shall be kept in accordance with generally accepted accounting principles consistently applied.
The terms "profits" and "losses," as used herein, shall mean profits and losses as determined for federal income tax purposes, including adjustments required to be made pursuant to Section 704 of the Internal Revenue Code of 1986, as amended
(the "Code"), and the regulations promulgated thereunder. The fiscal year of the
Partnership shall begin on April 1 and end on the immediately succeeding March
31.

         Section 4.3 Partners' Accounts

         (a) There shall be maintained a capital account for each Partner. The amount of each Partner's capital contributions to the Partnership shall be credited to such Partner's capital account, and from time to time, but not less often than annually, the share of each Partner in gain, profits, losses and distributions shall be credited or charged, as the case may be, to such
Partner's capital account. The determination of the Partners' capital accounts, and any adjustments thereto, shall be made consistently with tax accounting and other principles set forth in Section 704(b) of the Code and applicable regulations promulgated thereunder.

         (b) If at any time the Partnership shall suffer a loss as a result of which the capital account of any Partner shall be a negative amount, such loss shall be carried as a charge against its capital account, and its share of subsequent profits of the Partnership shall be applied to restore such deficit in its capital account.

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                                    ARTICLE V

                          POWERS, DUTIES, LIABILITIES,
                       COMPENSATION AND VOTING OF PARTNERS

         Section 5.1 Policy Committee. There is hereby established a Policy
Committee of seven members (the "Policy Committee"). The initial membership of the Policy Committee shall be designated by Nishikawa and Standard as set forth in the Formation Agreement and consist of four members designated by Nishikawa and three members designated by Standard. Either of Nishikawa or Standard may, at any time, and from time to time, remove one or more of its representatives on the Policy Committee and designate a successor or successors. The members of the
Policy Committee designated by Nishikawa shall collectively have four votes and the members of the Policy Committee designated by Standard shall collectively have three votes. Members of the Policy Committee shall not receive any salary or fee from the Partnership for their services on such committee.

         Section 5.2 Powers of Policy Committee. The Policy Committee shall manage or cause to be managed and shall control the overall business and affairs of the Partnership and shall make all basic decisions affecting the business and assets of the Partnership and, without limitation, shall have the power to:

         (a) Authorize or approve all actions with respect to distributions out of the Partnership, the acquisition, encumbering or disposition of properties or leases, the borrowing of funds and the execution of contracts, bonds, guarantees, notes, mortgages and all other instruments to effect the purposes of this Agreement.

         (b) Engage employees of the Partnership to act as General Manager (as hereinafter defined), production manager, comptroller, sales manager and personnel director or in such other capacities and with such titles and compensation as shall be deemed appropriate

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and engage engineers, architects, accountants and attorneys on such terms and for such reasonable compensation as the Policy Committee shall determine.

         Section 5.3 Meetings of the Policy Committee.

         (a) The Policy Committee may establish meeting dates (which shall be not less frequent than once in each calendar quarter) and requisite notice requirements, adopt rules of procedure it deems consistent herewith, meet by means of conference telephone or similar communications equipment and act by written consent of all members of the Committee. Minutes shall be kept in
English and distributed to the Partners.

         Section 5.4 Actions by Partners. The consent of each Partner shall be required: (i) to amend this Agreement; (ii) to act other than in accordance with the purposes of the Partnership, as set forth in Section 2.1 above; (iii) to admit a new Partner; (iv) to merge or consolidate the Partnership with any other entity or to sell all or substantially all of its assets; or (v) to dissolve the
Partnership.

         Section 5.5 General Manager and Other Management Personnel. The Policy
Committee shall appoint a general manager (the "General Manager") who may be referred to as the "General Manager" or "President", and such other management personnel as are referred to above or as it otherwise deems necessary. The
General Manager shall be responsible for the day-to-day management of the operations and activities of the Partnership and shall be authorized to conduct and transact the business of the Partnership, and, as directed by the Policy
Committee, to execute in the name and on behalf of the Partnership all such instruments and documents and to do all such acts and things as may be incidental to, or necessary, proper or advisable for, the conduct of the business of the Partnership.

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         Section 5.6 Liabilities of Partnership and Partners. In carrying out their duties hereunder, no Partner shall be liable to the Partnership or to the other Partner for any actions taken in good faith and reasonably believed to be in the best interests of the Partnership, or for errors of judgment, but shall be liable for willful misconduct, fraud, breach of fiduciary duty, or breach of this Agreement.

         Section 5.7 Compensation of Partners. Except as may be specifically agreed by both Partners, no Partner shall receive any compensation for services rendered to the Partnership.

         Section 5.8 Reliance on Act of Partners. No financial institution or any other person, firm or corporation dealing with either of the Partners or the
Partnership shall be required to ascertain whether such Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the deed, transfer, or assurance of and the execution of such instrument or instruments by such Partner; provided, however, that no action may be taken by any Partner in contravention of the terms of this Agreement.

         Section 5.9 Rights of Partners. Neither Partner shall in any way be prohibited from or restricted in engaging or owning an interest in any other business venture of any nature including any venture which might be competitive with the business of the Partnership. Neither Partner shall have any fiduciary obligation with respect to the Partnership or to any other Partner with respect to making business opportunities outside the scope of this Agreement available to the Partnership or to any other Partner.

         Section 5.10 Other Rights and Obligations of Partners. The terms and conditions of that certain Formation Agreement dated October 9, 1986 (the
"Formation Agreement"), by and between Nishikawa Rubber Co., Ltd., a Japanese corporation, and The Standard Products

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Company, an Ohio corporation, shall govern the operation of the Partnership and the rights, obligations and liabilities of the Partners, provided that:

         (a)      Nishikawa shall assume the rights, obligations and liabilities of Nishikawa Rubber Co., Ltd., a Japanese corporation, created by the Formation Agreement;

         (b)      Standard shall assume the rights, obligations and liabilities of The Standard Products Co., an Ohio corporation, created by the Formation Agreement;

         (c)      The Formation Agreement shall be interpreted as if its purpose was to form a general partnership; and

         (d)      To the extent the terms and conditions of the Formation
                  Agreement conflict with or are inconsistent with the terms and conditions of this Agreement, the terms and conditions of this
                  Agreement shall govern.

                                   ARTICLE VI

                     DISTRIBUTIONS AND PAYMENTS TO PARTNERS

         Section 6.1 Distributions. Profits of the Partnership shall be distributed to the Partners from time to time as directed by the Policy
Committee.

         Section 6.2 Sale. Upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, the net proceeds therefrom shall be distributed to the Partners in accordance with the provisions and priorities of Article VIII hereof.

                                   ARTICLE VII

                             TRANSFERS OF INTERESTS

         Section 7.1 Nontransferability. No Partner shall have the right to transfer its interest in the Partnership without complying with the provisions of this Article, and any attempted assignment shall be ineffective to transfer such interest; provided that no such compliance shall be required (a) in the event of a merger, consolidation or sale of substantially

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all of the assets of either Partner, or (b) for an assignment to a wholly owned subsidiary of, or to a corporation which owns all the voting stock of, either
Partner.

         Section 7.2 Rights of First Refusal. If either Partner (the "Offeror")
desires to transfer all or any part of its interest in the Partnership to a third party, the Offeror shall first offer in writing to sell such interest to the other Partner (the "Offeree") on the same terms and conditions as offered to the third party. The Offeree shall have 60 days to purchase such interest so offered. The election to exercise the option shall be made in writing and mailed by certified mail, return receipt requested, to Offeror. If all such interest so offered is not purchased by the Offeree, the Offeror shall be free to sell all such interest to the third party, provided the sale is (1) on the same terms offered to the Offeree, and (2) closed within 60 days after the Offeree's option to purchase has expired. Any transfer pursuant to this Section 7.2 shall be invalid until the Partner transferring its interest in the Partnership shall obtain the transferee's express written agreement to become subject to all the terms of this Agreement.

         Section 7.3 Other Rights to Purchase. In the event of (a) the insolvency of a Partner or the entity holding all of the capital stock of a
Partner, (b) the filing by or against a Partner or the entity holding all of the capital stock of a Partner of a petition for relief under any of the chapter of
Title II, U.S. Code (and, in the case of an involuntary petition, the petition is not dismissed or discharged within 60 days) or any successor or similar statute, (c) the voluntary or involuntary appointment of a receiver or trustee of or for all or substantially all of the property of a Partner or the entity holding all of the capital stock of a Partner (and, in the case of the involuntary appointment of a receiver or trustee, the appointment is not vacated or stayed within 60 days), (d) the execution or making of an assignment for the benefit of creditors by a Partner or the entity holding all of the capital stock of a Partner, or (e) the proposal by a Partner that any of

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the action designated in Section 8.1(a) or (b) hereof be taken, then the interest in the Partnership owned by such Partner at the date of any such event shall thereupon be deemed to be offered for sale in the manner provided in
Section 7.2 to the other Partner.

                                  ARTICLE VIII

                         TERMINATION OF THE PARTNERSHIP

         Section 8.1 Termination. The Partnership shall be dissolved upon the occurrence of any of the following events ("Events of Dissolution"):

         (a)      the unanimous written consent of the Partners to dissolution;
or

         (b)      the sale, exchange or other disposition of all or
substantially all of the assets of the Partnership.

         Upon dissolution of the Partnership, the Partners shall proceed with the winding up of the Partnership and its assets shall be applied and distributed as herein provided.

         Section 8.2 Payment of Debts. Upon dissolution and liquidation, the assets shall first be applied to the payment of the liabilities of the
Partnership and the expenses of liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partnership to minimize any losses resulting from a liquidation.

         Section 8.3 Debts to Partners. The remaining assets shall next be applied to the repayment of any loans (but not any capital contribution) made by the Partners to the Partnership, with the most recent loans being repaid first.

         Section 8.4 Distribution. The remaining assets shall be distributed to the Partners, pro rata, in accordance with the balances in their respective capital accounts as of the date of distribution.

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                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Governing Law. The Partnership and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         Section 9.2 Agreement for Further Execution. At any time or times upon the request of either Partner, the other Partner agrees to sign and swear to any certificate required by law, to sign and swear to any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law, to sign and swear to or acknowledge similar certificates or affidavits or certificates of fictitious firm name or the like (and any amendments or cancellations thereof) required by the laws of Indiana, or any other jurisdiction in which the Partnership does, or proposes to do, business, and cause the filing of any of the same for record wherever such filing shall be required by law.

         Section 9.3 Tax Election. The Partnership may elect pursuant to Section
754 of the Code to adjust the basis of the Partnership's assets for all transfers of Partnership interests if such election shall be determined by the
Policy Committee to be in the best interests of the Partnership.

         Section 9.4 Tax Matters Partner. Nishikawa shall be the Tax Matters
Partner for the Partnership for purposes of dealing with the Internal Revenue
Service on procedural matters relating to the Partnership as contemplated within
Sections 6221-6233 of the Code and the regulations promulgated thereunder, including the giving and receiving of notices with respect to administrative proceedings or adjustments by the Internal Revenue Service with respect to the
Partnership or the reporting of any Partnership item.